Infusion Brands International, Inc.

Press Release

Infusion Brands International, Inc. Announces Ticker Symbol “INBI”

FOR IMMEDIATE RELEASE

CLEARWATER, FL, January 11, 2011 — Infusion Brands International, Inc. (the "Company") announced that it has obtained a new ticker symbol, as approved by the Financial Industry Regulatory Authority (FINRA), effective January 7, 2011.  The Company’s stock now trades on the "Over-the-Counter Bulletin Board ("OTCBB") under the new ticker symbol "INBI (INBI.OB).”

Robert J. DeCecco, the Company’s Chief Executive Officer, said, “The board of directors and management are thrilled to obtain our new ticker symbol.  This new ticker symbol is yet another step forward in the evolution of our Company.”

About Infusion Brands International, Inc.

Infusion Brands International, Inc. is a global consumer products company.  Its wholly owned operating subsidiary, Infusion Brands, Inc. specializes in building and marketing profitable brands through international direct-to-consumer channels of distribution.

The corporate offices of Infusion Brands International, Inc. are located at its 34,000 square foot television production studio, Infusion Studios LLC, 14375 Myerlake Circle Clearwater, Florida  33760. Questions related to the Company may be addressed to Robert J. DeCecco, CEO, at 727-230-1031.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Undue reliance should not be placed on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflect our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward- looking statements if they comply with the requirements of the Act.

Media Contact:
Diana M. Weber
dweber@infusionbrands.com
727.776.6768

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